                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only
                                           (as permitted by Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                  COMMERCIAL NATIONAL FINANCIAL CORPORATION
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


                  COMMERCIAL NATIONAL FINANCIAL CORPORATION
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

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





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TUESDAY, APRIL 23, 1996

--------------------------------------------------------------------------------

        The annual meeting of shareholders of Commercial National Financial Corporation will be held at the Ithaca Community Center, 120 North Maple Street, Ithaca, Michigan 48847, on Tuesday, April 23, 1996, at 4:00 p.m. to consider and vote upon:

        1.      Election of Directors.

        2. One shareholder proposal as set forth in the attached proxy statement.

        3.      To transact any other business that may come before the meeting.

        Shareholders of record at the close of business on March 8, 1996, are entitled to notice of and to vote at the meeting or any adjournment of the meeting.



                                           By Order of the Board of Directors,



                                           Dean E. Milligan
                                           President and Chief Executive Officer


March 22, 1996


--------------------------------------------------------------------------------

             It is important that your shares be represented at the
              meeting.  Even if you expect to attend the meeting,
                  PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY.

PROXY STATEMENT
                       ANNUAL MEETING OF SHAREHOLDERS OF
                   COMMERCIAL NATIONAL FINANCIAL CORPORATION
                                  P.O. Box 280
                          101 North Pine River Street
                             Ithaca, Michigan 48847


     This proxy statement is being furnished to holders of common stock, $1 par value ("Common Stock"), of Commercial National Financial Corporation (the "Corporation") in connection with the solicitation of proxies by the Corporation's board of directors for use at the annual meeting of shareholders to be held on April 23, 1996, and at any adjournment of that meeting. The annual meeting will be held at the Ithaca Community Center, 120 North Maple Street, Ithaca, Michigan 48847, at 4:00 p.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about March 22, 1996.

     If a proxy in the form distributed by the Corporation is properly executed and returned to the Corporation, the shares represented by that proxy will be voted at the annual meeting of shareholders and at any adjournment of that meeting. Where a shareholder specified a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees to the board of directors and against the shareholder proposal. Management does not know of any other matters to be presented at the annual meeting. If other matters are presented, all proxies will be voted in accordance with the judgment of the persons named as proxies, who will consider management's recommendations.

     A proxy may be revoked at any time prior to its exercise by written notice delivered to the President of the Corporation, by a subsequent dated proxy, or by voting the shares represented by the proxy at the annual meeting.

     Solicitation of proxies will be made initially by mail. Officers, directors and employees of the Corporation and its wholly owned subsidiary, Commercial Bank (the "Bank"), may also solicit proxies in person or by telephone without additional compensation. In addition, proxies may be solicited by nominees and other fiduciaries, who may mail material to or otherwise communicate with the beneficial owners of shares held by them. All expenses of solicitation of proxies will be paid by the Bank.

     With the exception of the election of directors which requires a plurality of the votes cast, or as otherwise noted, the affirmative vote of the holders of a majority of the voting power of the common stock represented at the meeting is required for approval of the proposal presented in this Proxy Statement. With respect to abstentions, the shares are considered present at the meeting for the proposal, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. With respect to broker non-votes, the shares are not considered present at the meeting for the proposal for which the broker withheld authority.


                                   ITEM NO. 1
                             ELECTION OF DIRECTORS


     The board of directors of the Corporation has nominated the following 11 persons for election to the board of directors at the annual meeting:


          Richard F. Abbott    Kenneth R. Luneack    Russell M. Simmet
          Jefferson P. Arnold  Dean E. Milligan      Joseph B. Simon
          Don J. Dewey         Kim C. Newson         Scott E. Sheldon
          David A. Ferguson    Howard D. Poindexter

     Directors are to be elected at the annual meeting of shareholders to serve until the next following annual meeting of shareholders. The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Corporation board of directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS

VOTING SECURITIES

     Holders of record of Common Stock, at the close of business on March 8, 1996, will be entitled to vote at the annual meeting of shareholders on April 23, 1996, and any adjournment of that meeting. As of March 8, 1996, there were 818,800 shares of Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote upon each matter to be voted upon at the meeting.

     The following table shows certain information concerning the number of shares of Common Stock held as of December 31, 1995, by the only shareholder who is known to management to have been the beneficial owner of more than 5% of the outstanding shares as of that date:

                               Amount and Nature of
                             Beneficial Ownership (1)
                             -------------------------
                             Shared Voting    Total
       Name and Address of   or Investment  Beneficial   Percent
        Beneficial Owner       Power (2)    Ownership   of Class
       --------------------  -------------  ----------  ---------
       Robert M. Sheldon          46,156       46,156       5.64%
       1055 Riverview
       Alma, Michigan 48801


     The following table sets forth information concerning the number of shares of Common Stock held as of December 31, 1995, by each of the Corporation's directors and nominees, the named executive officers of the Corporation, and by all directors and executive officers of the Corporation as a group:

                                                    Amount and Nature of
                                                   Beneficial Ownership (1)
                                                 ---------------------------
                             Sole Voting     Shared Voting                   Total
                           and Investment   or Investment       Stock       Beneficial   Percent
                                Power           Power(2)      Options(3)    Ownership    of Class
                           --------------   --------------    ----------    ----------   --------
        Richard F. Abbott        0           18,177(4)         2,698         20,875         2.55%
        Jefferson P. Arnold     8,996        15,931(4)           210         25,137         3.07%
        Don J. Dewey              857            1,471           727          3,055          .37%
        David A. Ferguson       4,020           802(4)           697          5,519          .67%
        Kenneth R. Luneack     32,738         1,532(4)           678         34,948         4.27%
        Dean E. Milligan        5,701            0 (4)         3,538          9,239         1.13%
        Kim C. Newson           1,812            1,066           688          3,566          .44%
        Howard D. Poindexter   13,872        13,551(4)            0          27,423         3.35%
        Scott E. Sheldon        5,887            0 (4)           717          6,604          .81%
        Russell M. Simmet        0              14,398            0          14,398         1.76%
        Joseph B. Simon          0               5,733           671          6,404          .78%
        All directors and
         executive officers
         as a group            73,883           72,661        10,624        157,168        19.19%

----------------
(1) The number of shares stated is based on information furnished by the officers and directors and includes shares personally owned of record by each person and shares which under applicable regulations are deemed to be otherwise beneficially owned by each person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security. A person is also considered to be the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within sixty days.

(2) These numbers include shares as to which the indicated person is legally entitled to share voting or investment power by reason of joint ownership, trust or other contract or property right, and shares held by a family member over whom the indicated person may have substantial influence by reason of relationship.

(3) These numbers include vested stock options, granted under the Corporation's 1989 and 1991 Stock Option Plans, which entitle the holder to acquire beneficial ownership of such shares within sixty days.

(4) The Commercial National Bank Employees Retirement and Savings Investment Plan holds 35,237 shares. The indicated individual is a member of the Commercial Bank Human Resources Committee, which has the power to vote those shares. Each member of the Human Resources Committee disclaims beneficial ownership of those shares that are not allocated to the member's individual account under the Plan. The shares held by the Commercial National Bank Employees Retirement and Savings Investment Plan other than those allocated to an individual committee member's account are not included in the shares reported as beneficially owned by individual committee members. However, because of shared voting power, they are reported as beneficially owned by all directors and officers as a group.

DIRECTORS AND EXECUTIVE OFFICERS

     Biographical information concerning executive officers and directors who are nominated for election to the board of directors at the annual meeting is presented below. Except as otherwise indicated, all directors and executive officers have had the same principal employment for over 5 years and have held their positions with the Corporation since January, 1991. All eleven nominees are incumbent directors. All nominees were last elected to the Corporation's board of directors at the last annual meeting of shareholders that was held on April 25, 1995.

      Richard F. Abbott (age 61) is executive vice president of the Corporation and the Bank. He has been a director of the Corporation and the Bank since 1989. He had been interim president and chief executive officer of the Bank from September 15, 1993, until March 16, 1994, and of the Corporation from September 15, 1993 until May 18, 1994. From May, 1990 to September 15, 1993, Mr. Abbott served as executive vice president of the Bank and of the Corporation. Mr. Abbott has been an officer of the Bank since 1982.

      Jefferson P. Arnold (age 56) has been a director of the Corporation since May 18, 1994. Mr. Arnold is an attorney at law and has practiced law with the Arnold Law Offices for 28 years.

      Don J. Dewey (age 58) has been a director of the Corporation since 1988 and a director of the Bank since 1987. He is a funeral director and the owner and president of Dewey Funeral Homes, Inc.

      David A. Ferguson (age 46) has been a director of the Corporation since 1988 and a director of the Bank since 1985. He is vice president of Ashcraft's Market, Inc., a retail grocery store.

      Kenneth R. Luneack (age 64) has been a director of the Corporation and of the Bank since May, 1991. He is owner and operator of Ken Luneack Construction, Inc., a building materials manufacturer.

      Dean E. Milligan (age 52) is president and chief executive officer of the Corporation and the Bank. He has been a director of the Corporation and the Bank since May 18, 1994. He has been president and chief executive officer of the Bank since March 16, 1994, and of the Corporation since May 18, 1994. Prior to joining the Corporation he was CEO and President of Old First National Bank in Bluffton, Indiana, from January 1986 to March 1994.

      Kim C. Newson (age 45) has been director of the Corporation since 1988 and a director of the Bank since 1987. He is president of Alma Hardware Company and general manager of Alma True Value Hardware, both of which are in the retail hardware business.

      Howard D. Poindexter (age 60) has been chairman of the board of the Corporation since February of 1993. He has been a director of the Corporation since 1988 and a director of the Bank since 1973. He is manager of Poindexter Farms, an independent farming business. From 1954 until his retirement in 1992, he was a soil conservationist for the U.S. Department of Agriculture.

      Scott E. Sheldon (age 40) has been a director of the Corporation since 1988 and a director of the Bank since 1985. He is the owner of Kernen-Sheldon Agency and Shepherd Insurance Agency, both of which are insurance agencies.

      Russell M. Simmet (age 61) has been a director of the Corporation since 1988 and a director of the Bank since 1976. He is the owner of Simmet Insurance Agency, an insurance agency.

      Joseph B. Simon (age 67) has been a director of the Corporation since 1988 and a director of the Bank since 1987. He is chairman of Alma Iron & Metal Company, Inc., a scrap metal processor.

     Dean E. Milligan and Richard F. Abbott are the executive officers of the Corporation. Biographical information for these gentlemen is presented above.

     The Corporation's executive officers serve in those capacities without receiving specific compensation for their services from the Corporation. All of the Corporation's executive officers continue to serve as executive officers of the Bank. All officers serve at the pleasure of the boards of directors of the Corporation and the Bank respectively.

     The Corporation's board has two standing committees, the human resources committee and the audit committee. The human resources committee includes Messrs. Ferguson, Arnold, Abbott, Luneack, Milligan, Poindexter and Sheldon. The human resources committee makes compensation recommendations. The human resources committee met four times in 1995. A sub-committee of the human resources committee consisting of Messrs. Ferguson, Luneack, and Poindexter administers the 1989 and 1991 Stock Option Plans.

     The audit committee recommends to the board the employment of independent certified public accountants to examine the financial statements of the Corporation and its subsidiary, makes such additional examinations as the committee deems advisable, reviews reports of examination of the Corporation and its subsidiary received from regulatory authorities, reports to the board at least once each calendar year on the results of examinations made and offers such conclusions and recommendations as the committee deems appropriate. Messrs. Dewey, Newson, Simmet, Poindexter, and Simon serve on the audit committee. The audit committee met seven times during 1995.

     The Corporation's entire board of directors performs the functions of nominating and compensation committees.

     The Corporation's board of directors will consider the nomination of candidates for election as directors of the Corporation at any meeting of shareholders called for the purpose of electing directors submitted by any shareholder entitled to vote at that meeting. Any shareholder desiring to nominate a candidate for director must deliver a notice to the Secretary of the Corporation, not less than 14 nor more than 50 days prior to the meeting, setting forth: the name, age, business address and residence address of the nominee; the principal occupation or employment of the nominee; the number of shares of Common Stock beneficially owned by the nominee; the total number of shares of Common Stock that will be voted for each nominee; the name, business address and residence address of the nominating shareholder; the number of shares of Common Stock owned by the nominating shareholder; a statement that the nominee is willing to be nominated; and such other information regarding the nominee as would be required under the rules of the Securities and Exchange Commission to be included in proxy statement soliciting proxies for the election of the nominee.

     The board of directors of the Corporation held eleven meetings during 1995. All incumbent directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees on which they served while they served in such capacities.

     Officers, directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulations require such reporting persons to furnish the Corporation with copies of all such forms they file. Based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such reports were required for those persons, the Corporation believes that, from January 1, 1995, through December 31, 1995, its officers and directors complied with all such reporting requirements.


COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows certain information concerning the compensation of the named executive officers of the Corporation and the Bank for the three years ended December 31, 1995. For the same period, the annual salary and bonus of no other executive officer of the Corporation or Bank exceeded $100,000.

                          SUMMARY COMPENSATION TABLE



                                                                           Long Term
                                                                          Compensation
                                                                             Awards
                                                                          ------------
                                                                           Securities
                                                                           Underlying
                                            Annual Compensation(1)           Options
                                     -----------------------------------     (No. of          All Other
                                     Year          Salary          Bonus      Shares)       Compensation(2)
                                     ----          ------          -----      -------       ---------------
      Dean E. Milligan*              1995         $111,878        $30,810      3,381           $10,515
        President                    1994         $ 86,325        $24,375      3,150           $   814
        and Chief Executive
        Officer of the
        Corporation and
        Bank

      Richard F. Abbott              1995         $ 82,250        $18,000      1,848            $9,407
        Executive Vice President     1994         $ 80,354        $24,000        277            $9,144
        of the Corporation and Bank  1993         $ 77,249        $24,000      1,812            $7,703


   *Not a named executive officer prior to 1994.

(1) Includes compensation deferred under the Commercial National Bank Employees Retirement and Savings Investment Plan and directors' fees.

(2) All other compensation for Mr. Milligan represents $9,028 for the Corporation matching and base contributions under the Commercial Bank Employees Retirement and Savings Plan and the amount paid by the Corporation for his life insurance ($1,487 for 1995 and $814 for 1994). All other compensation for Mr. Abbott includes Corporation matching and base contributions under the Commercial Bank Employees Retirement and Savings Plan ($7,076 for 1995, $6,813 for 1994 and $6,303 for 1993) and
     the amount paid by the Corporation for his life insurance ($2,331 for 1995, $2,331 for 1994 and $1,400 for 1993).

     It is the Corporation's practice to award stock options annually to key policy making members of management. Stock options have been an important component of the Corporation's executive compensation program for several years. Stock options are believed to help align the interests of senior management with the interests of shareholders by promoting stock ownership by senior executive officers and by rewarding them for appreciation in the price of the Corporation's Common Stock. Stock options which were granted, exercised, or outstanding during 1995 were granted under either the 1989 Stock Option Plan or the 1991 Stock Option Plan. Both Stock Option Plans have been approved by the Corporation's shareholders.

     The Corporation's 1989 and 1991 Stock Option Plans provide that stock options, stock appreciation rights, and tax benefit rights may be issued to directors, officers, and key employees. Stock options entitle a participant to buy shares of Common Stock of the Corporation during a specified time period at a specified price. Subject to restrictions imposed by the Plans, the stock option committee in its discretion determines who will be granted options, how many shares will be subject to options, and the form of consideration that may be paid upon exercise of an option. As of December 31, 1995, a maximum of 27,034 authorized shares are subject to the exercise of options under the plans. As of December 31, 1995, no stock appreciation rights had been granted under either plan. By its terms, the 1989 Stock Option Plan will terminate on April 26, 1999. The 1991 Stock Option Plan will terminate by its terms on April 22, 2001.

     The following tables set forth information concerning stock options granted to and exercised or retained by the named executive officers of the Corporation and Bank during 1995. In 1995, the Corporation granted options only under the 1991 Stock Option Plan. As indicated in the following table, some options awarded in 1995 are exercisable for two years while the remaining options are exercisable for five years.


                      OPTION GRANTS IN LAST FISCAL YEAR(1)


                                   Percent of                                 Potential Realizable Value
                      No. of         Total                                      at Assumed Annual Rates
                   Securities      Options                                         of Stock Price
                    Underlying     Granted To                                      Appreciation for
                     Options       Employees     Exercise                            Option Term
                     Granted       In Fiscal      Price       Expiration      --------------------------
                        (#)          Year        ($/Shr)        Date            0%      5%       10%
                   -----------     ----------    --------    ---------------  -----   -------   --------
Dean E. Milligan      3,381          30.6%        $23.80     3,150 @ 9/30/00    0    $19,560    $43,029
                                                               231 @ 6/01/97         $   418    $   852

Richard F. Abbott     1,848          16.7%        $23.80       273 @ 6/01/97    0    $   494    $ 3,967
                                                             1,575 @ 9/30/00         $21,515    $22,885



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES


                                                                                           Value of
                                                                 Number                   Unexercised
                                                               Unexercised                In-the-Money
                                                                Options at                 Options at
                                                                Year End                    Year End
                           Number of                           -------------             --------------
                        Shares Acquired       Value             Exercisable/              Exercisable/
                          on Exercise        Realized          Unexercisable             Unexercisable
                        ---------------      --------          -------------             --------------
Dean E. Milligan                0                  0           3,538 / 3,150            $78,707 / $ 74,970
Richard F. Abbott           1,082            $11,632           2,698 / 5,228            $48,615 / $104,077



-------------------
(1) The per share exercise price of each option is equal to the market value of the Common Stock on the date each option was granted. The option information has been adjusted to reflect the 5% stock dividend in November, 1995. All outstanding options were granted for a term of ten or fewer years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement, or other termination of employment. In the event of a change in control of the Corporation, a participant may exercise tax benefit rights granted in tandem with the options.

     Such tax benefit rights would entitle an optionee to cash payments at the time of exercise to partially reimburse the optionee for tax liability.

COMPENSATION OF DIRECTORS

     The board of directors of the Bank holds regular monthly meetings. The Bank compensates its directors at the rate of $550 per month. The Chairman of the board is paid $1,100 per month. Directors of the Bank who are not executive officers are paid $100 for each committee meeting attended. The Corporation's board of directors meetings customarily coincide with Bank board of directors meetings. No separate cash compensation is paid to directors for Corporation board of directors meetings.

     The directors of the Corporation and Bank may receive stock options under the Corporation's 1991 Stock Option Plan. The number of shares of Common Stock covered by each option equals the number of shares the director could purchase if he had purchased shares with the directors fees that the director earned during the year. The options awarded to the directors are exercisable after six months from the date of grant and expire two years from the date of grant.


EMPLOYMENT, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL AGREEMENT

     The Corporation and the Bank entered into an agreement with Mr. Abbott, which provides for severance benefits if his employment is terminated for any reason by any party within two years after a change in control of the Corporation or Bank. Severance benefits are also payable if Mr. Abbott terminates employment after receiving notice that the Corporation or Bank wishes to end the agreement or if the Corporation or Bank terminates his employment other than for cause. Severance benefits will not be payable if Mr. Abbott terminates employment on a discretionary basis before he receives notice of termination of the agreement or if his employment ends due to his death.
The agreement essentially provides for a severance benefit of twelve months continuation of salary, pro rata bonus, coordinated health, dental, life and disability insurance coverage.


CERTAIN RELATIONSHIPS

     Directors and officers of the Corporation and members of their immediate families and businesses controlled by them were customers of and had certain transactions with the Bank in the ordinary course of business since January 1, 1995. It is anticipated that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates, fees, and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present any unfavorable features.

     David A. Ferguson, a director of the Corporation, is Vice President of Ashcraft's Market, Inc. Mr. Ferguson is also related by marriage to the owners of Ashcraft's Market, Inc. During 1995, Ashcraft's entered into two lease agreements with the Corporation with respect to the Corporation's Alma Ashcraft's Supermarket Branch and the Midland Ashcraft's Supermarket Branch. The lease payments payable under these leases are comparable to payments that would have been paid to non-affiliated persons for similar facilities.

                                  ITEM NO. 2
                             SHAREHOLDER PROPOSAL

     Tracy J. Tucker and Marsha S. Tucker, 2704 Ramblewood, Kalamazoo, Michigan 49009, owners of 18,383 shares of the Corporation's common stock, have given notice that they intend to present for action at the annual meeting the following resolution:

             RESOLVED, that the shareholders request that the Board of Directors conduct or cause to be conducted a written survey of shareholders of Commercial National Financial Corporation ("Commercial National") to determine if the shareholders would favor or oppose a sale or merger of Commercial National in a transaction where all Commercial National shareholders are offered stock issued by the acquiring corporation or other consideration valued at not less than $35.00 for each share of Commercial National stock, and for the Board of Directors to make the results of the survey available to Commercial National shareholders upon request. It is recommended that the Board of Directors survey all record owners of Commercial National stock and survey all beneficial owners of Commercial National stock whose names are known or readily available to Commercial National and that the survey be completed as soon as reasonably practicable.

     The following statement was submitted in support of such resolution:

     The commercial banking industry continues to reflect increased consolidation through acquisitions, mergers and other combinations of banks and bank holding companies. Banks and bank holding companies of similar size to Commercial National must consider whether to try to remain independent or to pursue possible transactions that could benefit the company and its shareholders. Determinations by the Board of Directors with respect to any merger, sale or other disposition of Commercial National should be made with due consideration for the view of all shareholders. We believe that the proposed survey of Commercial National shareholders will provide an effective means of communicating the views of shareholders independent of management as to whether such shareholders would favor selling or exchanging their shares of Commercial National stock in a transaction where all Commercial National shareholders are offered stock or other consideration valued not less than $35.00 for each share of Commercial National stock. We believe the proposed survey will benefit Commercial National by providing the directors with important information that will enhance the board's ability to assess any merger or acquisition opportunities or offers and to better represent the interests of all Commercial National shareholders.

     The survey would have no binding effect with respect to the actions or determinations of either the Board of Directors or management of Commercial National and the survey does not, to our knowledge, reflect any actual transaction or offer under consideration. Rather, the survey is intended to serve as a productive forum for shareholders, as owners of Commercial National, to communicate with the Board of Directors concerning potential merger or acquisition opportunities or offers and a per share price at which shareholders may favor such a transaction.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL (THE "TUCKER PROPOSAL") FOR THE FOLLOWING REASONS:

     The Board of Directors places a high value on direct shareholder input and believes the survey proposal has some merit. Even so, the Board opposes the Tucker Proposal because of its narrow scope of inquiry, and because its reference to a particular per share value may have the undesired effect of limiting business options available to the Board and shareholders.

     The Board also believes that the proposed survey may confuse certain shareholders, and fails to provide sufficient information to allow shareholders to properly respond. Thus, in its proposed single issue format, the survey is unlikely to provide the Board with meaningful and usable results.

     A well designed and comprehensive survey will be more beneficial and cost-effective to the Corporation. The Board intends to review different possibilities of conducting a more detailed shareholder survey covering a wide range of issues relating to the Corporation, the Bank and its operations in 1996.

     THEREFORE, THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE TUCKER PROPOSAL, ITEM NO. 2. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A DIFFERENT CHOICE.


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed BDO Seidman, LLP as auditors for the Corporation for the year ending December 31, 1995. At a meeting held on December 13, 1995, the Board of Directors of the Corporation approved the engagement of Crowe Chizek as its independent auditors for the fiscal year ending December 31, 1996 to replace the firm of BDO Seidman, LLP. The audit committee of the Board of Directors approved the change in auditors on December 13, 1995.

     In connection with the audits of the Corporation's financial statements for the past two fiscal years ended December 31, 1993 and 1994, and up to December 13, 1995 there were no disagreements with BDO Seidman, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused BDO Seidman, LLP to make reference to the matter in their report.

     A representative of BDO Seidman, LLP is expected to be present at the annual meeting of shareholders to respond to appropriate questions from shareholders and to make any comments they believe appropriate.


PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the annual meeting scheduled to be held April 22, 1997, must be received by the Corporation for inclusion in its proxy statement and form of proxy relating to that meeting by November 22, 1996. Proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8.


OTHER MATTERS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and certain officers and persons who own more than ten percent of the Corporation's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation's common stock. These officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of these reports.

     To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation, during the fiscal year ended December 31, 1995 all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors and greater than ten percent beneficial owners.

       PROXY       COMMERCIAL NATIONAL FINANCIAL CORPORATION       PROXY
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1996

        The undersigned acknowledges receipt of notice of and a proxy statement for the annual meeting of shareholders of Commercial National Financial Corporation to be held on April 23, 1996, and hereby appoints Edward Hooper and Richard S. Prestage, and each of them, proxies of the undersigned, each with full power of substitution, to vote all shares of the undersigned in Commercial National Financial Corporation at the annual meeting of its shareholders to be held on April 23, 1996, and at any adjournment thereof, with all powers which the undersigned would have if personally present. The undersigned hereby instructs Commercial National Financial Corporation to vote any and all shares held for the account of the undersigned under the Commercial National Financial Corporation Dividend Reinvestment Plan in accordance with the specifications, if any, made in this proxy.

1.      Election of Directors:
        [ ] VOTE FOR all nominees (except as     [ ] WITHHOLD AUTHORITY to vote
            marked to the contrary).                 for all nominees listed
                                                     below.

        Richard F. Abbott, Jefferson P. Arnold, Don J. Dewey, David A. Ferguson, Kenneth R. Luneack, Dean E. Milligan, Kim C. Newson, Howard D. Poindexter, Scott E. Sheldon, Russell M. Simmet, and Joseph B. Simon.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space below.)


2.      Shareholder Proposal on sale survey.

        [ ] VOTE FOR Shareholder  [ ] VOTE AGAINST Shareholder  [ ] ABSTAIN
               Proposal                  Proposal

 YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMERCIAL NATIONAL FINANCIAL CORPORATION. IF THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AND "AGAINST" THE SHAREHOLDER PROPOSAL. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Number of Shares:                        Dated:                  , 1996
                 ---------------------         ------------------
                                         X
                                         ---------------------------------------
                                         Signature
                                         X
                                         ---------------------------------------
                                         Signature, if held jointly

                                                Please sign exactly as your
                                         name(s) appear(s).  Joint owners
                                         should each sign personally.
                                         Executors, administrators, trustees
                                         and persons signing for corporations
                                         or partnerships should give their
                                         title as such.  If a corporation,
                                         please sign in full corporate name by
                                         president or authorized officer.  If
                                         partnership, please sign in
                                         partnership name by properly
                                         authorized person.

    PLEASE SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE TO:
                   COMMERCIAL NATIONAL FINANCIAL CORPORATION
                                  P.O. BOX 280
                          101 NORTH PINE RIVER STREET
                             ITHACA, MICHIGAN 48847